UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2015

BELK, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-26207	56-2058574
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 West Tyvola Road, Charlotte, North Carolina	28217-45000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 357-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On August 23, 2015, Belk, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bear Parent Inc., a Delaware corporation (“Parent”), and Bear Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are owned by affiliates of Sycamore Partners Management, L.P. (“Sponsor”).

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. As a result of the Merger, each share of Class A common stock, par value $0.01 per share, and each share of Class B common stock, par value $0.01 per share, of the Company (collectively, the “Common Stock”) outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares held (1) by the Company (or any direct or indirect subsidiary of the Company), Parent or Merger Sub (or an affiliate of Parent’s), including certain shares to be contributed to Parent or an affiliate of Parent immediately prior to the Effective Time by Mr. Thomas M. Belk, Jr. (Chairman of the Board & Chief Executive Officer), Mr. John R. Belk (President & Chief Operating Officer), Mr. Adam M. Orvos (Executive Vice President and Chief Financial Officer) and Mr. David B. Zant (President & Chief Merchandising Officer) pursuant to an equity commitment letter entered into between Parent or Parent’s affiliates and each of such individuals and (2) by any stockholders of the Company who have properly exercised appraisal rights in accordance with the General Corporation Law of the State of Delaware) will be converted into the right to receive $68.00 in cash, without interest (the “Merger Consideration”), and subject to any required tax withholding.

Immediately prior to the Effective Time, each outstanding award settled in shares of Class B common stock under the Belk, Inc. Revised Executive Long Term Incentive Plan or the 2014-2016 Stretch Incentive Plan (the “Company Equity Awards”), will become 100% vested with any applicable performance conditions for a performance period that continues beyond August 23, 2015 deemed achieved at target level performance. The Company will issue to each holder of Company Equity Awards the number of shares of Class B common stock underlying such Company Equity Award (as determined above), which shares of Class B Common Stock will be converted into the right to the Merger Consideration, without interest and subject to any required tax withholding, at the Effective Time.

The closing of the Merger is subject to customary closing conditions, including, among others: (i) adoption of the Merger Agreement by the holders of a majority of the voting power of the outstanding shares of Common Stock, voting together as a single class (with each Class A share of common stock entitled to ten (10) votes and each Class B share of common stock entitled to one (1) vote), (ii) the absence of any injunction, order, rulings or similar orders issued by a governmental authority of competent jurisdiction preventing the completion of the Merger, and (iii) expiration or earlier termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In addition, the Company’s and Parent’s obligations to complete the Merger are subject to certain other conditions, including (x) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties of the other party and (y) compliance by the other party with its covenants in all material respects. In addition, Parent’s obligations to complete the Merger are subject to no event having occurred since the date of execution of the Merger Agreement that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company. The Merger is not subject to a financing condition.

The Company and Parent have each made customary representations, warranties and covenants in the Merger Agreement. The Company has agreed, among other things, (a) subject to certain exceptions, to conduct its business in the ordinary course of business consistent with past practices between the date of the Merger Agreement and the Effective Time and not to take certain specified actions during such period and (b) not to solicit competing acquisition proposals or, subject to certain exceptions, enter into discussions concerning, or provide information in connection with, or enter into any agreement regarding, any alternative acquisition proposal. However, prior to the Company’s stockholders adopting the Merger Agreement, the Company may, subject to the terms and conditions set forth in the Merger Agreement, furnish information to, and engage in discussions and negotiations with, a third party that makes an unsolicited acquisition proposal that the Company believes is, or is reasonably likely to become, a superior proposal to acquire the Company. Under certain circumstances and upon compliance with certain notice and other specified conditions set forth in the Merger Agreement, including providing Parent with a three business day notice period (or shorter period for subsequent notices) to match or improve upon the terms of the Merger so that the alternative proposal is no longer a superior proposal, the Company may terminate the Merger Agreement to accept the superior proposal.

The Merger Agreement also includes termination provisions for both the Company and Parent. In connection with a termination of the Merger Agreement under certain circumstances involving a superior proposal, a change in the Board’s recommendation of the Merger to Company stockholders and certain other triggering events, the Company may be required to pay Parent a termination fee in the amount of $80 million. Also, in connection with a termination of the Merger Agreement under certain circumstances involving Parent’s failure to satisfy certain closing conditions or failure to consummate the merger following the period of time Parent is given to consummate its financing and certain other triggering events, Parent may be required to pay the Company a reverse termination fee in the amount of $165 million.

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, consisting of a combination of (i) equity to be provided by investment funds affiliated with Sponsor, and (ii) debt financing to be provided by Morgan Stanley Senior Funding, Inc., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporation, Credit Suisse Securities (USA) LLC, Credit Suisse AG, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Jefferies Finance LLC, Nomura Securities International, Inc., Royal Bank of Canada, RBC Capital Markets, Wells Fargo Bank, National Association, and GSO Capital Partners LP, and certain of their respective affiliates. Further, investment funds affiliated with Sponsor have provided the Company with a limited guaranty in favor of the Company guaranteeing the payment of the reverse termination fee and certain other monetary obligations, subject to the cap specified therein, that may be owed by Parent to the Company pursuant to the Merger Agreement. In addition, pursuant to equity commitment letters dated August 23, 2015, in connection with their continued employment by the Company following the Effective Time, Mr. Thomas M. Belk, Jr. has committed to rollover shares of Common Stock having an aggregate value of $15,000,000, Mr. John R. Belk has committed to rollover shares of Common Stock having an aggregate value of $10,000,000, Mr. Adam M. Orvos has committed to rollover an amount in cash and/or shares of Common Stock having an aggregate value of $500,000, and Mr. David B. Zant has committed to rollover an amount in cash and/or shares of Common Stock having an aggregate value of $700,000, in all cases, in exchange for equity interests of Parent or an affiliate of Parent.

This summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. The respective representations and warranties of each of the parties set forth in the Merger Agreement have been made solely for the benefit of the other parties to the Merger Agreement and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified by information contained in the confidential disclosure schedules that the Company delivered to Parent in connection with the signing of the Merger Agreement, (ii) are subject to the materiality standards contained in the Merger Agreement that may differ from what may be viewed as material by investors, and (iii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement.

Voting and Support Agreements

On August 23, 2015, Thomas M. Belk, Jr., John R. Belk and certain other stockholders of the Company (collectively, the “Support Stockholders”) entered into voting and support agreements (collectively, the “Voting Agreements”) with Parent and Merger Sub, pursuant to which the Support Stockholders have agreed (1) to vote all shares of Common Stock owned or controlled by such Support Stockholders in favor of the adoption of the Merger Agreement and the approval of the Merger and any other matter necessary for the consummation thereof and (2) to vote all shares of Common Stock owned or controlled by such Support Stockholder against any action or agreement that would reasonably be expected to impede, interfere or prevent the Merger (including any “alternative proposal” transaction as described in the Merger Agreement). The Support Stockholders own or control shares of Common Stock representing approximately 58% of the voting power of the outstanding shares of Common Stock of the Company. The Voting Agreements do not restrict any directors or officers of the Company from complying with their fiduciary duties under applicable law and terminate upon certain events, including any termination of the Merger Agreement in accordance with its terms or if an “adverse recommendation change” (as described in the Merger Agreement) shall have occurred.

The Support Stockholders also have agreed in the Voting Agreements, among other things (i) not to transfer or otherwise dispose of their shares of Common Stock that such Support Stockholders own or control and (ii) to waive and agree not to exercise, in connection with the Merger Agreement or the Merger, any appraisal, dissenters’ or similar rights they may have with respect to their shares of Common Stock.

New Indemnification Agreements

On August 23, 2015, the Board of Directors of the Company (the “Board”) approved a form of Indemnification Agreement (the “Indemnification Agreement”) for directors and officers. The Indemnification Agreement supplements the Company’s bylaws and Delaware law in providing certain indemnification rights to the Company’s directors and officers. The Indemnification Agreement provides, among other things, that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law (and to any greater extent that Delaware law may in the future permit). The Indemnification Agreement provides procedures for the determination of a director’s and/or officer’s right to receive indemnification and the advancement of expenses. Subject to the express terms of the Indemnification Agreement, the Company’s obligations under the Indemnification Agreement continue even after a covered party ceases to be a director and/or officer of the Company.

The foregoing description of the Indemnification Agreement is qualified in its entirety by the full text of the Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference in its entirety.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 6, 2015, the Company adopted the Belk, Inc. Amended and Restated Severance Pay Plan. The Company amended and restated the Belk, Inc. Severance Pay Plan, previously adopted on April 14, 2015, to (1) exclude from the definition of “good reason” applicable to an officer of the Company any material diminution in the duties or responsibilities of the supervisor to whom the officer is required to report, (2) clarify the computation of the prorated bonus that is part of an officer’s change in control severance benefit, (3) allow the restrictive covenant agreements used for change in control severance to include a non-disparagement provision, and (4) allow an employee whose employment terminates due to a job elimination or an announced business restructuring by the Company to be eligible for severance benefits even if the employee has a “needs improvement” or “unsatisfactory” performance rating or is under a performance improvement plan or active final warning.

The foregoing description of the Belk, Inc. Amended and Restated Severance Pay Plan is qualified in its entirety by the full text of the Belk, Inc. Amended and Restated Severance Pay Plan, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference in its entirety.

In connection with the approval of the Merger Agreement, on August 23, 2015, the Board (1) approved the termination of the Belk, Inc. 2010 Stock Incentive Plan (and all awards outstanding under such plan) as of the Effective Time, contingent upon the consummation of the Merger, in accordance with the terms of the Merger Agreement, (2) approved the pro rata target payment of a cash bonus under the Company Annual Incentive Plan at the Effective Time (the “Effective Time Bonus Payments”) to each eligible employee and the subsequent payment of a cash bonus under such plan to each eligible employee for the remainder of the Company’s fiscal year that ends January 30, 2016 (“FY 16”) based on actual performance levels achieved for FY 16 but reduced (not below zero) by the Effective Time Bonus Payment such eligible employee receives, and (3) directed the Compensation Committee of the Board to amend the Belk, Inc. Revised Executive Long Term Incentive Plan XVI (the “LTIP XVI”) in accordance with the terms of the Merger Agreement and to terminate the Belk, Inc. Revised Executive Long Term Incentive Plan XV, LTIP XVI and the Belk 2014-2016 Stretch Incentive Plan at the Effective Time in accordance with the terms of the Merger Agreement, contingent upon the consummation of the Merger.

The Company has entered into retention agreements (the “Retention Agreements”) with Adam M. Orvos, Ralph A. Pitts and David B. Zant. The Retention Agreements provide for (1) the grant of an equity incentive award under LTIP XVI at double the target award amount, (2) (a) a cash retention bonus equal to the amount of each individual’s annual base salary, one-half of which was paid on June 12, 2015 and one-half of which will be paid on February 19, 2016 regardless of whether or not the Merger or any alternative transaction is consummated and (b) another cash retention bonus equal to one-half of each individual’s annual base salary, payable on February 19, 2016 if the Company signs an agreement that contemplates a change in control (such as the Merger Agreement), with each such cash retention bonus subject to the condition that the relevant executive remains employed through the date payment is made (unless such executive becomes disabled or is terminated as an express condition of the change in control), (3) the executives to keep certain Company matters confidential, and (4) consistent with the applicable equity, severance and bonus plan documents of the Company, certain other benefits.

The foregoing description of the Retention Agreements are qualified in their entirety by the full text of the Retention Agreements, copies of which are attached hereto as Exhibits 10.3 through 10.5 and are incorporated herein by reference in their entirety.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 23, 2015, and effective as of that date, the Company’s board of directors amended the Company’s Second Amended and Restated By-Laws (the “Bylaws”) to add a new Article VII, which designates the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Complex Commercial Litigation Division of the Superior Court of the State of Delaware, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware) as the sole and exclusive forum for certain legal actions, unless the Company consents in writing to the selection of an alternative forum.

The preceding description of the amendment to the Bylaws is qualified in its entirety by reference to the Second Amendment to the Company’s Second Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of August 23, 2015, by and among Belk, Inc., Bear Parent Inc. and Bear Merger Sub Inc. (Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule, or any section thereof, to the Securities and Exchange Commission upon request.)

Exhibit 3.1	Second Amendment to Second Amended and Restated By-Laws of Belk, Inc.

Exhibit 10.1	Form of Indemnification Agreement

Exhibit 10.2	Belk, Inc. Amended and Restated Severance Pay Plan

Exhibit 10.3	Retention Agreement between Belk, Inc. and Adam M. Orvos

Exhibit 10.4	Retention Agreement between Belk, Inc. and Ralph A. Pitts

Exhibit 10.5	Retention Agreement between Belk, Inc. and David B. Zant

Important Additional Information Regarding the Merger Will Be Filed With The SEC

In connection with the proposed merger, Belk, Inc. will file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, BELK, INC.’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of the proxy statement, when available, and other relevant documents filed by Belk, Inc. with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the proxy statement, when available, and other relevant documents from Belk, Inc.’s website at www.belk.com or by directing a request to: Belk, Inc., 2801 West Tyvola Road, Charlotte, NC 28217, ATTN: Investor Relations (704) 357-1000.

Participation in the Solicitation

Belk, Inc. and its directors, executive officers and certain other members of management and employees of Belk, Inc. may be deemed to be “participants” in the solicitation of proxies from the stockholders of Belk, Inc. in connection with the proposed merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Belk, Inc. in connection with the proposed merger, which may be different than those of Belk, Inc.’s stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Stockholders can find information about Belk, Inc. and its directors and executive officers and their ownership of Belk, Inc.’s common stock in Belk, Inc.’s annual report on Form 10-K for the fiscal year ended January 31, 2015, which was filed with the SEC on April 14, 2015, and in its definitive proxy statement for its most recent annual meeting of stockholders, which was filed with the SEC on April 23, 2015, and in Forms 4 of directors and executive officers filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger will be included in the proxy statement relating to the merger when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Belk, Inc.’s website at www.belk.com.

Forward Looking Statements

Certain statements made in this Form 8-K, and other written or oral statements made by or on behalf of the Company, may constitute “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. You can identify these forward-looking statements through our use of words such as “may,” “will,” “intend,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “continue” or other similar words. Examples of forward-looking statements in this news release include, but are not limited to, statements about the price, terms and closing date of the proposed transaction, and statements regarding stockholder and regulatory approvals and the satisfaction of various other conditions to the closing merger contemplated by the merger agreement. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the proposed merger due to the failure to obtain Belk, Inc. stockholder approval for the proposed merger or the failure to satisfy other conditions of the proposed merger within the proposed timeframe or at all; (iii) the failure to obtain the necessary financing arrangements as set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, or the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from Belk, Inc.’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Belk, Inc. and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on Belk, Inc.’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in Belk, Inc.’s Annual Report on Form 10—K for the fiscal year ended January 31, 2015, which was filed with the SEC on April 14, 2015, under the heading “Item 1A. Risk Factors,” and in its subsequently filed reports with the SEC, including Forms 10-Q and 8-K. Readers are cautioned not to place undue reliance on the forward-looking statements included in this news release, which speak only as of the date hereof. Belk, Inc. does not undertake to update any of these statements in light of new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELK, INC.

Date: August 26, 2015	By:	/s/ Ralph A. Pitts
Ralph A. Pitts Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 23, 2015, by and among Belk, Inc., Bear Parent Inc. and Bear Merger Sub Inc. (Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule, or any section thereof, to the Securities and Exchange Commission upon request.)

3.1	Second Amendment to Second Amended and Restated By-Laws of Belk, Inc.

10.1	Form of Indemnification Agreement

10.2	Belk, Inc. Amended and Restated Severance Pay Plan

10.3	Retention Agreement between Belk, Inc. and Adam M. Orvos

10.4	Retention Agreement between Belk, Inc. and Ralph A. Pitts

10.5	Retention Agreement between Belk, Inc. and David B. Zant